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                                                                    EXHIBIT 4(o)


                           J. C. PENNEY COMPANY, INC.

                                      AND

                        U. S. BANK NATIONAL ASSOCIATION,
                                                 Trustee

                             ______________________

                          FIFTH SUPPLEMENTAL INDENTURE

                          Dated as of January 27, 2002

                                       TO

                                   INDENTURE

                           Dated as of October 1, 1982

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                         FIFTH SUPPLEMENTAL INDENTURE
                         -----------------------------

     Fifth Supplemental Indenture dated as of January 27, 2002, among J. C. Penney Company, Inc., a Delaware corporation (hereinafter called "Co-Obligor"),
J. C. Penney Corporation, Inc., a wholly-owned subsidiary of Co-Obligor, (formerly known as J. C. Penney Company, Inc., and hereinafter called the "Company") and U.S. Bank National Association, a corporation organized and existing as a national banking association under the laws of the United States of America, Trustee (formerly First Trust of California, National Association as successor trustee to Bank of America National Trust and Savings Association, and hereinafter called the "Trustee").

                            RECITALS OF THE COMPANY

     The Company and the Trustee have heretofore executed an Indenture dated as of October 1, 1982 (as heretofore amended and supplemented, hereinafter called the "Original Indenture"), providing for the issuance of Securities of the Company in accordance with its terms.

     JCP Merger Sub, Inc., a wholly-owned subsidiary of the Co-Obligor has been merged with and into the Company (the "Merger") and, as a result of the Merger, the Company has become a wholly-owned subsidiary of Co-Obligor.

     Co-Obligor has agreed to become co-obligor with respect to the Securities issued under the Original Indenture.

     Section 10.01 of the Original Indenture provides, among other things, that the Company and the Trustee may enter into indentures supplemental to the Original Indenture for, among other things, making any provisions with respect to matters arising under the Original Indenture which shall not be inconsistent with the provisions of the Original Indenture, provided that such action shall not adversely affect the interest of any of the Holders of the Securities.

     All things necessary to make this Supplemental Indenture a valid agreement of the Company, in accordance with the terms of the Original Indenture, have been done.

     NOW, THEREFORE, THIS FIFTH SUPPLEMENTAL INDENTURE WITNESSETH:

     That in order to make provision for Co-Obligor to become a co-obligor with the Company on the Securities issued under the Original Indenture, Co-Obligor and the Company, in consideration of the Trustee entering into this Supplemental Indenture, covenant and agree with the Trustee as follows:

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     Section 1. Co-Obligor Status.
     ---------  -----------------

     Co-Obligor hereby expressly agrees to become a co-obligor on the Securities liable for the due and punctual payment of the principal of (and premium, if any) and interest, if any, on all the Securities.

     Section 2. Joint and Several Liability.
     ---------  ---------------------------

     Co-Obligor and the Company, as co-obligors, shall be jointly and severally liable for the due and punctual payment of the principal of (and premium, if any) and interest, if any, on all Securities.

     Section 3. No Release of Company.
     ---------  ---------------------

     Notwithstanding the agreement of the Co-Obligor to become liable for the due and punctual payment of the principal of (and premium, if any) and interest, if any, on all the Securities issued under and subject to the Indenture, the Company remains fully liable for all of its obligations under the Indenture and has not been released from any liabilities or obligations thereunder.

     Section 4. General.
     ---------  -------

     This Supplemental Indenture is executed and shall be construed as an indenture supplemental to the Original Indenture, and, as provided in the Original Indenture, this Supplemental Indenture forms a part thereof.

     All terms used in this Supplemental Indenture which are defined in the Original Indenture shall have the meanings assigned to them in the Original Indenture except as otherwise provided in this Supplemental Indenture.

     The recitals contained herein shall be taken as the statements of the Company, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Supplemental Indenture.

     All covenants and agreements in this Supplemental Indenture by Co-Obligor shall bind its successors and assigns, whether so expressed or not.

     This Supplemental Indenture shall be construed in accordance with and governed by the laws of the State of New York.

     This Supplemental Indenture may be executed in any number of counterparts, each of which shall be an original; but such counterparts shall together constitute but one and the same instrument.

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     IN WITNESS WHEREOF, the parties hereto have caused this Supplemental
Indenture to be duly executed, and their respective corporate seals to be hereunto affixed and attested, all as of the day and year first above written.

                                               J. C. Penney Company, Inc.,
                                               as Co-Obligor

                                               By:/s/ Robert B. Cavanaugh
                                                  --------------------------

Attest:/s/ C. R. Lotter
       ---------------------
        Secretary

                                               J. C. Penney Corporation, Inc.,
                                               as the Company

                                               By:/s/ Robert B. Cavanaugh
                                                  --------------------------

Attest:/s/ Jeffrey J. Vawrinek
       ------------------------
        Assistant Secretary

                                               U.S. Bank National Association,
                                               Trustee

                                               By:/s/ S. Dodson
                                                  --------------------------

Attest:/s/ William W. MacMillan
       ------------------------
        Authorized Officer

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